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                                                                     EXHIBIT 5.1

                      [Letterhead of Sullivan & Cromwell]



                                                                    June 9, 1998



Western Resources, Inc.,
   818 Kansas Avenue,
      Topeka, Kansas 66612.

Ladies and Gentlemen:

          In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 44,698,100 shares of common stock, par value $5.00 per share (the "Securities"), of Western Resources, Inc., a Kansas corporation ("Western Resources"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. The Securities are intended to be issued by Western Resources in connection with the Amended and Restated Agreement and Plan of Merger, dated as of March 18, 1998 (the "Merger Agreement"), by and among Western Resources, Kansas Gas and Electric Company, a Kansas corporation and a wholly owned subsidiary of Western Resources ("KGE"), NKC, Inc. (to be renamed Westar Energy, Inc.), a Kansas corporation and a wholly owned subsidiary of Western Resources ("Westar Energy") and Kansas City Power & Light Company, a Missouri corporation ("KCPL"), providing, among other things, for the mergers of KCPL and KGE with and into Westar Energy, in each case with Westar Energy as the surviving corporation (collectively, the "Mergers").

          Upon the basis of the aforementioned examination, we advise you that, in our opinion, when the Registration Statement on Form S-4 of Western Resources relating to the Securities (the "Registration Statement") has become effective under the Act, any approvals required under state law shall have been obtained, a certificate of amendment to the Restated Articles of Incorporation of Western Resources substantially in the form included as Annex E to the Registration Statement has been duly filed with the Secretary of State of the State of
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Kansas, the Mergers have become effective in accordance with the terms and conditions of the Merger Agreement, the certificates representing the Securities have been duly signed by Western Resources and countersigned by the transfer agent and registrar of Western Resources, and the Securities have been issued in accordance with the terms of the Merger Agreement and delivered as contemplated by the Joint Proxy Statement/Prospectus which is included in the Registration Statement (the "Joint Proxy Statement/Prospectus"), the Securities will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Kansas, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Kansas law, we have, with your approval, relied upon the opinion, dated the date hereof, of John K. Rosenberg, General Counsel of Western Resources, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of John K. Rosenberg.

          Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of Western Resources and other sources believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, which assumption we have not independently verified.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Western Resources Common Stock and Westar Energy Common Stock" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                         Very truly yours,

                                         /s/ Sullivan & Cromwell